                         MORGAN STANLEY TECHNOLOGY FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2007 - SEPTEMBER 30, 2007

                                                                     AMOUNT OF     % OF
                                         OFFERING       TOTAL          SHARES     OFFERING   % OF FUNDS
   SECURITY       PURCHASE/    SIZE OF   PRICE OF     AMOUNT OF      PURCHASED   PURCHASED      TOTAL                    PURCHASED
  PURCHASED      TRADE DATE   OFFERING    SHARES       OFFERING       BY FUND     BY FUND      ASSETS        BROKERS       FROM
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                                                                                                              Bear,
                                                                                                            Stearns &
                                                                                                            Co. Inc.,
                                                                                                             Banc of
                                                                                                             America
                                                                                                            Securities
                                                                                                               LLC,
                                                                                                             Merrill
                                                                                                             Lynch &       Bear,
   MetroPCS        4/18/07       --       $23.00    $1,150,000,000     36,000      0.07%        0.32%     Co., Morgan    Stearns &
Communications                                                                                              Stanley,      Co. Inc.
     Inc.                                                                                                      UBS
                                                                                                           Investment
                                                                                                              Bank,
                                                                                                              Thomas
                                                                                                              Weisel
                                                                                                             Partners
                                                                                                               LLC,
                                                                                                             Wachovia
                                                                                                           Securities,
                                                                                                              Raymond
                                                                                                              James
                                                                                                              Morgan
                                                                                                             Stanley,
                                                                                                              Lehman
                                                                                                            Brothers,
    Cavium                                                                                                    Thomas
Networks, Inc.    05/01/07       --       $13.50    $   91,125,000     20,500       0.30%       0.10%          Weisel     Lehman
                                                                                                             Partners    Brothers
                                                                                                               LLC,
                                                                                                            Needham &
                                                                                                             Company,
                                                                                                             LLC, JMP
                                                                                                            Securities
                                                                                                             Goldman,
                                                                                                           Sachs & Co,
                                                                                                           Jefferies &
                                                                                                            Company,
                                                                                                             Morgan       Goldman
   Limelight                                                                                                Stanley,      Sachs &
 Networks Inc.    06/07/07       --       $15.00    $  240,000,000    345,000       1.10%       0.83%        Piper        Company
                                                                                                            Jaffray,
                                                                                                            Friedman
                                                                                                            Billings
                                                                                                             Ramsey
                                                                                                             Morgan
                                                                                                            Stanley,
                                                                                                             Thomas
                                                                                                             Weisel
  Data Domain                                                                                               Partners      Goldman
     Inc.         06/26/07       --       $15.00    $  110,850,000     21,000       0.06%       0.05%         LLC,       Sachs &
                                                                                                             Goldman,     Company
                                                                                                           Sachs & Co,
                                                                                                            Pacific
                                                                                                             Crest
                                                                                                           Securities